UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

Commission File Number: 333-141703-02; 333-167413; 333-191359; 333-205455-01; 333-228025-02; 333-260957	Commission File Number: 333-141703; 333-167413-02; 333-191359-02; 333-205455-02; 333-228025-01; 000-23108; 333-260957-02	Commission File Number: 333-205455; 333-228025; 333-260957-01

DISCOVER CARD EXECUTION NOTE TRUST	DISCOVER CARD MASTER TRUST I	DISCOVER FUNDING LLC	DISCOVER BANK

(Exact name of issuing entity in respect of the notes as specified in charter)	(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate)	(Exact name of depositor as specified in charter)	(Exact name of sponsor as specified in charter)

Delaware	Delaware	Delaware	Delaware
(State or jurisdiction of incorporation or organization of the issuing entity)	(State or jurisdiction of incorporation or organization of the issuing entity)	(State or jurisdiction of incorporation or organization of the depositor)	(State or jurisdiction of incorporation or organization of the sponsor)

c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-0001	c/o Discover Bank 800 Prides Crossing Suite 100 Newark, Delaware 19713	Discover Funding LLC 800 Prides Crossing Suite 100 Newark, Delaware 19713	Discover Bank 800 Prides Crossing Suite 100 Newark, Delaware 19713

(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the depositor)	(Address of principal executive offices of the sponsor)

51-0020270

(IRS Employer Identification No. of the sponsor)

47-4047337

(IRS Employer Identification No. of the depositor)

(302) 323-7315

(Telephone, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 6.02.	Change of Servicer or Trustee

Pursuant to an Assignment and Assumption Agreement, dated as of January 28, 2022 by and between U.S. Bank National Association (“U.S. Bank N.A.”) and U.S. Bank Trust Company, National Association (“U.S. Bank Trust Co.”) and a result of the transfer of substantially all of U.S. Bank N.A.’s corporate trust business to U.S. Bank Trust Co., effective as of July 1, 2022, U.S. Bank Trust Co. succeeded U.S. Bank N.A. as the indenture trustee (in such capacity, the “Indenture Trustee”), under the Amended and Restated Indenture, dated as of December 22, 2015 by and between Discover Card Execution Note Trust (the “Issuer”) and the Indenture Trustee, as amended by Amendment No. 1 to Master Indenture and Amendment No. 1 to Second Amended and Restated Indenture Supplement, dated as of August 27, 2019, between the Issuer, and the Indenture Trustee, as supplemented by the Second Amended and Restated Indenture Supplement, dated as of December 22, 2015, as amended by Amendment No. 1 to Master Indenture and Amendment No. 1 to Second Amended and Restated Indenture Supplement, dated as of August 27, 2019 (together, the “Indenture”), for the benefit of the noteholders. The duties and responsibilities of the indenture trustee, limitations on the indenture trustee’s liability and indemnification under the transaction agreements and the contractual provisions regarding the indenture trustee’s removal, replacement or resignation under the transaction agreements and other information contemplated by Item 1109(a)(3) through (6) of Regulation AB remains unchanged from the information described in the final prospectus, dated May 19, 2022 and filed with the Commission on May 23, 2022.

U.S. Bank N.A. has made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company. (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank.”). Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it has become a wholly owned subsidiary of U.S. Bank N.A. U.S. Bank will continue to act as Indenture Trustee pursuant to the indenture and indenture supplement and as Trustee pursuant to the Pooling and Servicing Agreement and Series 2007-CC Series Supplement until the conditions precedent to the transfer of U.S. Bank N.A.’s roles to U.S. Bank Trust Co. have been satisfied. After such transfer, the Indenture Trustee will maintain the accounts of the issuing entity in the name of the Indenture Trustee at U.S. Bank N.A., and the Indenture Trustee will administer the indenture and the indenture supplement and the Trustee will administer the Pooling and Servicing Agreement and the Series 2007-CC Series Supplement from the same location and using the same systems and employees as U.S. Bank has for this transaction and prior transactions of Discover Funding LLC.

U.S. Bancorp, with total assets exceeding $587 billion as of March 31, 2022, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States. As of March 31, 2022, U.S. Bancorp operated over 2,200 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 2 international cities. The Pooling and Servicing Agreement and the indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of March 31, 2022, U.S. Bank was acting as trustee with respect to over 120,000 issuances of securities with an aggregate outstanding principal balance of over $5.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As trustee, paying agent, and registrar with respect to the master trust, U.S. Bank will make each certificateholders’ monthly statement available to the certificateholders and noteholders via the master trust trustee’s internet website at https://pivot.usbank.com. Noteholders with questions may direct them to the master trust trustee’s bondholder services group at (800) 934-6802.

As of March 31, 2022, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 48 issuances of credit card receivables-backed securities with an outstanding aggregate principal balance of approximately $26,560,400,000.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

Item 8.01.	Other Events

On July 1, 2022, Discover Funding LLC, U.S. Bank Trust Company, National Association, as indenture trustee, and U.S. Bank National Association as securities intermediary (in such capacity, the “Intermediary”), entered into the Account Control Agreement, pursuant to which the Intermediary will maintain certain accounts, which a copy is filed as Exhibit 99.1.

On July 1, 2022, Discover Card Execution Note Trust, as grantor, U.S. Bank Trust Company, National Association, as indenture trustee, and U.S. Bank National Association as securities intermediary, entered into Amendment No. 1 to Collateral Account Control Agreement, pursuant to which certain accounts were added to the Collateral Account Control Agreement, which a copy is filed as Exhibit 99.2.

On July 1, 2022, Discover Bank executed a replacement Series 2007-CC Investor Certificate, that was authenticated by U.S. Bank Trust Company, National Association, as trustee, which a copy is filed as Exhibit 99.3.

Item	9.01 Exhibits

Exhibit 99.1 Account Control Agreement, dated as of July 1, 2022 among Discover Funding LLC, U.S. Bank Trust Company, National Association, as indenture trustee, and U.S. Bank National Association as securities intermediary.

Exhibit 99.2 Amendment No. 1 to Collateral Account Control Agreement, dated as of July 1, 2022 among Discover Card Execution Note Trust, as grantor, U.S. Bank Trust Company, National Association, as indenture trustee, and U.S. Bank National Association as securities intermediary.

Exhibit 99.3 Series 2007-CC Investor Certificate, dated as of July 1, 2022 by Discover Bank and authenticated by U.S. Bank Trust Company, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 1, 2022
Discover Funding LLC (as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust and as registrant under Commission File Numbers 333-205455, 333- 228025 and 333-260957-01)

	By:	/s/ Patricia S. Hall
Patricia S. Hall Vice President, Chief Financial Officer and Treasurer